FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — January 21, 2004

CB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Hawaii (State of Incorporation)	99-0197163 (IRS Employer Identification No.)

201 Merchant Street, Honolulu, Hawaii 96813
(Address of principal executive offices)

(808) 535-2500
(Registrant’s Telephone Number)

Item 12. Disclosure of Operations and Financial Condition
Signatures

Item 12. Disclosure of Operations and Financial Condition

On January 21, 2004, CB Bancshares, Inc. issued a press release announcing the Company’s results of operations for the quarter and year ended December 31, 2003.

The earnings release includes non-GAAP financial measures, which excludes the effect of expenses associated with the unsolicited hostile takeover proposal announced by Central Pacific Financial Corp. on April 17, 2003. The earnings release also presents the calculation of the efficiency ratio, which excludes the unsolicited hostile takeover proposal expenses and amortization of intangibles.

Management uses these non-GAAP financial measures because they provide meaningful information regarding the Company’s operating performance and facilitate management’s comparisons to the Company’s historical operating results. The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company’s historical operating results.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: January 22, 2004	CB Bancshares, Inc.

By: /s/ Dean K. Hirata

Dean K. Hirata Senior Vice President and Chief Financial Officer (principal financial officer)

FOR IMMEDIATE RELEASE

Contact:	Dean K. Hirata	Wayne T. Miyao
	Senior Vice President and	Senior Vice President
	Chief Financial Officer	City Bank
	CB Bancshares, Inc.	Phone (808) 535-2590
Phone (808) 535-2583

CB BANCSHARES, INC. REPORTS RECORD EARNINGS FOR 2003,
A 53.9% INCREASE

HONOLULU, HAWAII, January 21, 2004 – CB Bancshares, Inc. (NASDAQ: CBBI), parent company of City Bank, reported consolidated net income of $20.7 million, or $4.72 per diluted share, for the year ended December 31, 2003, a 53.9% increase over consolidated net income of $13.5 million, or $3.11 per diluted share, in 2002.

Consolidated net income for the quarter ended December 31, 2003 totaled $6.9 million, or $1.56 per diluted share, a 90.7% increase over consolidated net income of $3.6 million, or $0.83 per diluted share, over the same quarter in 2002.

Consolidated net income for the quarter and year ended December 31, 2003 includes $470,000 ($320,000, or $0.08 per share, after tax) and $6.6 million ($4.4 million, or $1.01 per share, after tax), respectively, in expenses associated with the defense of the unsolicited hostile takeover proposal by Central Pacific Financial Corp. announced on April 16, 2003.

Ronald K. Migita, President and Chief Executive Officer of CB Bancshares, Inc. said, “We are pleased to report our record financial results for the year ended December 31, 2003. This year, beginning with the second quarter, City Bank has delivered three consecutive quarters of outstanding financial performance fueled by continued strength in the Bank’s core businesses. Loan volume in our California operations and our Hawaii mortgage banking business continue to exceed expectations. Going forward we will continue to execute on our business plan and focus on asset quality. We believe City Bank is well positioned in its markets to deliver sustainable growth and to continue to enhance value for the shareholders of CB Bancshares.”

At December 31, 2003, as compared to December 31, 2002, the Company had $1.9 billion in assets, up 13.7%; $1.3 billion in loans, net, up 21.1%; and $1.2 billion in deposits, up 3.7%.

Net interest income was $21.7 million and $80.0 million for the fourth quarter and year ended December 31, 2003, respectively, an increase of $2.7 million, or 14.3%, and $2.9 million, or 3.8%, respectively, over the same periods in 2002. The increase in net interest income for the year ended December 31, 2003 was due to a $157.6 million increase in the average balance of interest-earning assets, partially offset by a $116.7 million increase in the average balance of interest-bearing liabilities and a 32 basis points decline in the net interest margin (to 4.86%).

Noninterest income was $6.3 million and $23.3 million for the fourth quarter and year ended December 31, 2003, respectively, an increase of $2.8 million, or 79.3%, and $10.5 million, or 81.7%, respectively, over the same periods in 2002. The increase for the year ended December 31, 2003 was due to: 1) $1.7 million in net gains on the sale of securities (as compared to a $1.8 million net loss on the sale of securities during the same period in 2002); 2) a $1.5 million increase in revenues from item processing fee income; and 3) a $2.5 million increase in other non-interest income. The increase in other non-interest income was primarily due to $975,000 recorded in connection with an insurance company demutualization distribution in the second quarter of 2003 and $756,000 recorded in connection with a deferred gain on sale of a building (gain recognition criteria was met in the fourth quarter of 2003).

Noninterest expense totaled $16.6 million and $64.9 million for the fourth quarter and year ended December 31, 2003, respectively, an increase of $3.5 million, or 26.4%, and $12.3 million, or 23.4%, respectively, over the same periods in 2002. The increase for the year ended December 31, 2003 was primarily due to a $5.2 million increase in salaries and employee benefits (higher incentive-based compensation and increase in personnel for mainland loan offices and an item processing center) and $6.6 million of expenses related to the unsolicited hostile takeover proposal.

The efficiency ratio (excluding the unsolicited hostile takeover proposal expenses, impairment write-down and amortization of intangibles) improved from 57.37% for the year ended December 31, 2002 to 56.41% for the year ended December 31, 2003. Inclusive of these items, the efficiency ratio was 58.81% and 63.11% for the year ended December 31, 2002 and 2003, respectively.

Nonperforming loans and assets were $5.7 million and $5.9 million, respectively, at December 31, 2003, which represent decreases of $7.0 million, or 55.0%, and $9.0 million, or 60.5%, respectively, as compared to December 31, 2002. The decrease in nonperforming assets in 2003 was primarily due to: 1) a decrease of $1.9 million in nonperforming commercial loans; 2) a decrease of $4.9 million in nonperforming real estate loans; and 3) a decrease of $2.0 million in other real estate owned.

The provision for credit losses was $1.2 million and $7.2 million for the quarter and year ended December 31, 2003, respectively, a decrease of $3.0 million, or 72.3%, and $9.9 million, or 58.0%, respectively, compared to the same periods in 2002. The Company’s lower provision this year reflects the significant improvement in asset quality and the stronger Hawaii economy. The allowance for credit losses to total nonperforming loans increased from 213.06% at December 31, 2002 to 497.38% at December 31, 2003.

“The significant improvement in the coverage of the allowance to nonperforming loans reflects, in part, the continued emphasis on reducing nonperforming loans and the strength and expertise of our risk management group,” said Migita.

At December 31, 2003, total stockholders’ equity was $169.2 million, an increase of $18.2 million, or 12.1%, from December 31, 2002. Return on equity for the year ended December 31, 2003 was 13.00% (15.77% excluding the unsolicited hostile takeover proposal expenses), an increase from 9.35% in 2002. In December 2003, the Company paid a cash dividend of $0.36 per common share, an increase of 227.3% over the $0.11 per common share paid in December 2002.

During the fourth quarter of 2003, City Bank, our principal bank subsidiary, announced its new Certificate of Deposits Account Registry Service, which provides a secure savings and investment option for consumers, small businesses and corporations with large deposit balances. Under this service, City Bank has a new tool to provide customers with access to greater FDIC insurance coverage.

In December, City Bank was named the top small-business friendly bank in the State of Hawaii by the U. S. Small Business Administration’s Office of Advocacy.

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 22 branches on the islands of Oahu, Hawaii, Maui and Kauai.

This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares’ financial results. Forward- looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intent,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are CB Bancshares’ current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares’ 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

CONSOLIDATED STATEMENTS OF INCOME
CB Bancshares, Inc. and Subsidiaries
(Unaudited)

	Quarter ended December 31,		Year ended December 31,

(in thousands)	2003	2002	2003	2002

Interest income:
Interest and fees on loans	$21,946	$21,379	$85,635	$89,752
Interest and dividends on investment securities:
Taxable interest income	4,041	3,758	13,906	13,478
Nontaxable interest income	386	390	1,546	1,557
Dividends	393	499	1,693	1,971
Other interest income	3	85	230	187

Total interest income	26,769	26,111	103,010	106,945

Interest expense:
Deposits	2,217	3,989	11,135	18,098
Short-term borrowings	672	121	1,158	672
Long-term debt	2,221	3,048	11,123	11,522

Total interest expense	5,110	7,158	23,416	30,292

Net interest income	21,659	18,953	79,594	76,653
Provision for credit losses	1,150	4,151	7,180	17,110

Net interest income after provision for credit losses	20,509	14,802	72,414	59,543

Noninterest income:
Service charges on deposit accounts	1,142	1,155	4,559	4,345
Other service charges and fees	1,778	1,715	7,147	6,784
Net realized gains (losses) on sales of securities	711	(146)	1,718	(1,765)
Net realized gains on sales of loans	571	78	2,533	1,493
Impairment of asset-backed securities	—	—	—	(1,399)
Item processing fee income	484	98	1,866	397
Other	1,602	607	5,463	2,960

Total noninterest income	6,288	3,507	23,286	12,815

Noninterest expense:
Salaries and employee benefits	7,990	5,104	29,852	24,675
Net occupancy expense	1,668	1,600	6,639	6,367
Equipment expense	635	757	2,406	2,942
Unsolicited hostile takeover proposal expenses	470	—	6,621	—
Other	5,807	5,643	19,409	18,634

Total noninterest expense	16,570	13,104	64,927	52,618

Income before income taxes	10,227	5,205	30,773	19,740
Income tax expense	3,355	1,601	10,025	6,258

NET INCOME	$6,872	$3,604	$20,748	$13,482

CONSOLIDATED BALANCE SHEETS
CB Bancshares, Inc. and Subsidiaries
(Unaudited)

	December 31,	December 31,
(in thousands)	2003	2002

ASSETS
Cash and due from banks	$46,566	$75,069
Interest-bearing deposits in other banks	1,343	1,214
Federal funds sold	400	20,525
Investment securities:
Held to maturity	134,163	112,013
Available-for-sale	302,646	228,335
Restricted	31,576	29,886
Loans held for sale	56,479	98,568
Loans, net	1,253,843	1,035,272
Premises and equipment	16,867	16,596
Other assets	59,778	56,880

Total assets	$1,903,661	$1,674,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$217,148	$212,140
Interest bearing	988,577	951,087

Total deposits	1,205,725	1,163,227
Short-term borrowings	305,400	10,400
Other liabilities	26,217	27,595
Long-term debt	194,389	319,407
Minority interest in consolidated subsidiary	2,720	2,720

Total liabilities	1,734,451	1,523,349

Stockholders’ equity:
Preferred stock	—	—
Common stock	4,337	3,898
Additional paid-in capital	103,050	78,311
Retained earnings	56,542	63,679
Unreleased shares to employee stock ownership plan	(1,323)	(1,486)
Accumulated other comprehensive income, net of tax	6,604	6,607

Total stockholders’ equity	169,210	151,009

Total liabilities and stockholders’ equity	$1,903,661	$1,674,358

CONSOLIDATED FINANCIAL HIGHLIGHTS
CB Bancshares, Inc. and Subsidiaries
At or for the Quarter and Year Ended
December 31, 2003 and 2002

			Change

	2003	2002	Amount	Percent

	(dollars in thousands, except number of shares and per share data)

QUARTER ENDED DECEMBER 31:
Net income	$6,872	$3,604	$3,268	90.7%
Net income — adjusted (1)	7,192	3,604	3,588	99.6
Per share data:
Diluted:
Net income	1.56	0.83	0.73	88.0
Net income — adjusted (1)	1.64	0.83	0.81	97.6
Cash dividends	0.36	0.11	0.25	227.3
Average shares outstanding (2)	4,397,940	4,365,708	32,232	0.7
AT DECEMBER 31:
Balance sheet:
Total assets	$1,903,661	$1,674,358	$229,303	13.7%
Loans	1,338,812	1,160,963	177,849	15.3
Loans, net	1,253,843	1,035,272	218,571	21.1
Deposits	1,205,725	1,163,227	42,498	3.7
Stockholders’ equity	169,210	151,009	18,201	12.1
Asset quality:
Nonperforming loans	5,728	12,730	(7,002)	(55.0)
Nonperforming assets (3)	5,901	14,923	(9,022)	(60.5)
Allowance for credit losses	28,490	27,123	1,367	5.0
Per share data:
Book value	39.35	35.57	3.78	10.6
Market value	62.61	38.03	24.58	64.6
YEAR ENDED DECEMBER 31:
Net income	$20,748	$13,482	$7,266	53.9%
Net income — adjusted (1)	25,169	14,433	10,736	74.4
Per share data:
Diluted:
Net income	4.72	3.11	1.61	51.8
Net income — adjusted (1)	5.73	3.33	2.40	72.1
Cash dividends	0.95	0.44	0.51	115.9
Average shares outstanding (2)	4,391,516	4,332,083	59,433	1.4
Balance sheet averages:
Total assets	$1,740,967	$1,574,396	$166,571	10.6%
Loans	1,209,567	1,149,100	60,467	5.3
Earning assets	1,653,290	1,495,733	157,557	10.5
Deposits	1,176,512	1,133,169	43,343	3.8
Stockholders’ equity	159,571	144,253	15,318	10.6
SELECTED FINANCIAL RATIOS:
Return on average:
Total assets	1.19%	0.86%
Total assets — adjusted (1)	1.45	0.92
Stockholders’ equity	13.00	9.35
Stockholders’ equity — adjusted (1)	15.77	10.01
Net interest margin	4.86	5.18
Efficiency ratio (4)	56.41	57.37
Nonperforming loans to total loans (at December 31)	0.43	1.10
Nonperforming assets to total assets (at December 31) (3)	0.31	0.89
Allowance for credit losses to total loans (at December 31)	2.13	2.34
Allowance for credit losses to nonperforming loans (at December 31)	497.38	213.06

Notes:

(1)	Excludes after-tax unsolicited hostile takeover proposal expenses in 2003 and after-tax impairment write-down in 2002 (see supplemental financial information).

(2)
Average outstanding shares retroactively adjusted for the 390,345 and 361,632 common shares issued in connection with the 10% stock dividend distributed to shareholders of record on June 16, 2003 and June 14, 2002, respectively.

(3)	Nonperforming assets consist of nonperforming loans and other real estate owned.

(4)
Defined as noninterest expense excluding unsolicited hostile takeover proposal expenses, impairment write-down and amortization of intangibles as a percentage of total operating revenue (see supplemental financial information).

Supplemental Financial Information
CB Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
At or for the Quarter and Year Ended
December 31, 2003 and 2002

	2003		2002

	Quarter Ended	Year Ended	Quarter Ended	Year Ended

	(dollars in thousands, except per share data)

Net income:
Net income	$6,872	$20,748	$3,604	$13,482
Unsolicited proposal expenses (1)	320	4,421	—	—
Impairment write-down (2)	—	—	—	951

Net income, excluding unsolicited proposal expenses and impairment write-down	$7,192	$25,169	$3,604	$14,433

Earnings per share:
Net income	$1.56	$4.72	$0.83	$3.11
Unsolicited proposal expenses (1)	0.08	1.01	—	—
Impairment write-down (2)	—	—	—	0.22

Net income, excluding unsolicited proposal expenses and impairment write-down	$1.64	$5.73	$0.83	$3.33

Return on average assets:
Net income		1.19%		0.86%
Unsolicited proposal expenses (1)		0.26		—
Impairment write-down (2)		—		0.06

Net income, excluding unsolicited proposal expenses and impairment write-down		1.45%		0.92%

Return on average stockholders’ equity:
Net income		13.00%		9.35%
Unsolicited proposal expenses (1)		2.77		—
Impairment write-down (2)		—		0.67

Net income, excluding unsolicited proposal expenses and impairment write-down		15.77%		10.01%

Efficiency ratio:
Net interest income		$79,594		$76,653
Noninterest income		23,286		12,815

Total operating revenue (a)		$102,880		$89,468
Add back impairment write-down		—		1,399

Total operating revenue, adjusted (b)		$102,880		$90,867

Noninterest expense (c)		$64,927		$52,618
Unsolicited proposal expenses		(6,621)		—
Amortization of intangibles		(272)		(489)

Noninterest expense, adjusted (d)		$58,034		$52,129

GAAP efficiency ratio (c ÷ a)		63.11%		58.81%

Efficiency ratio, excluding unsolicited proposal expenses, impairment write-down and amortization of intangibles (d ÷ b)		56.41%		57.37%

Notes:

(1)	Represents after-tax expenses associated with the defense of the unsolicited hostile takeover proposal by Central Pacific Financial Corp. announced on April 16, 2003.

(2)	Represents after-tax write-down for impairment of asset backed securities.